                                                                   EXHIBIT 10.23



                    Employment Agreement for Edward D. Fox

          This Employment Agreement (this "Agreement") is made and entered as of
                                           ---------
January 1, 1999 (the "Effective Date") by and between Edward D. Fox (the
                      --------------
"Executive") and Center Trust, Inc. (the "Company") and CT Operating
----------                                -------
Partnership, L.P. (the "Partnership").  (The Company and the Partnership are
                        ------------
hereinafter collectively referred to as the "Employers.")
                                             ----------

          The Employers and Executive previously entered into that certain employment agreement dated as of March 30, 1998 (as amended)(the "Prior
                                                                  -----
Agreement").  The parties agree that, except as set forth herein, the Prior
---------
Agreement is terminated as of the Effective Date.

          1.  Positions and Duties. The Employers hereby employ Executive as the
              --------------------
President and Chief Executive of the Company and as an employee of the Partnership during the "Term of Employment" (as hereinafter defined) of this Agreement, with powers and duties consistent with such position and Executive's stature and experience and as may be required by the Board of Directors ("the "Board") of the Company and the General Partner (the "General Partner") of the
 -----                                                ---------------
Partnership (the "Duties"). In addition, for so long as Executive is elected by
                  ------
the Company's stockholders to serve as a member of the Board, then for so long as Executive is an employee of the Company, Executive agrees to serve as a member thereof. The Duties shall be generally performed at the offices of the Company where located from time to time. In addition, the Duties may be performed by Executive from time to time on a temporary travel basis at such other locations as the Company or the Partnership shall reasonably request consistent with their reasonable business needs. Executive shall report to the Board and the General Partner. Executive shall have such executive power and authority as shall reasonably be required to enable Executive to discharge the duties of such offices. In addition, Executive has been elected by the Board to serve as Chairman of the Board of Directors (however, this shall not entitle Executive to remain as Chairman and Executive may be removed as Chairman by the Board pursuant to the Company Bylaws).

          Executive shall use Executive's good faith best efforts and judgement in performing Executive's duties as required and to act in the best interest of the Employers. Executive shall be employed full time by the Employers and shall devote such time, attention and energies to the business of the Employers as are reasonably necessary to satisfy Executive's required responsibilities and duties hereunder. Executive may engage in other specified limited activities for Executive's own account while employed hereunder, including charitable, community activities and limited business activities with the approval of the Employers (e.g. serving as an owner and a non-executive chairman of CommonWealth Pacific LLC and CommonWealth Partners LLC (with no day-to-day responsibilities) and as an owner and an officer of the Sacramento Kings and the Arco Arena (with no day-to-day responsibilities)), provided that such other activities do not interfere with the performance of Executive's duties hereunder.

          2.  Term.  The term of this Agreement will commence on the Effective
              ----
Date and shall continue until December 31, 2001 (the "Initial Term") unless
                                                      ------------
earlier terminated as provided below. At the expiration of each year during the Initial Term and each anniversary thereafter, the term of this Agreement shall automatically be extended for an additional year (the "Extension Term") (such that there shall always be a
                      --------------
"rolling" three year term) unless either party shall have given written notice to the other party at least ninety (90) days prior to the end of a given year that it does not desire to continue to extend the term of this Agreement. If Executive's employment term under this Agreement is extended for an Extension Term, it shall thereafter or during any Extension Term be terminable (other than upon expiration) only as provided in Section 7. References herein to either the "Term" or the "Term of Employment" of this Agreement shall refer to both such Initial Term and any Extension Term, as they may be terminated pursuant to
Section 7 below.

          3.  Salary. Commencing on the Effective Date, and for the duration of
              ------
the Term of Employment, the Company shall pay to Executive a fixed annual salary in the amount of Three Hundred Seventy Five Thousand Dollars ($375,000) per year, payable in equal installments, no less frequently than monthly, in accordance with the Company's prevailing payroll policy (the "Fixed Annual
                                                              ------------
Salary"). The Fixed Annual Salary of Executive shall be reviewed on an annual
------
basis and may be increased (but not decreased), if appropriate, on an annual basis.

          For the year ending December 31, 1999, the Fixed Annual Salary shall be payable in Company restricted stock (the "Salary Stock"), deemed earned
                                             ------------
effectively on a bi-weekly basis but issued on a quarterly basis. The Salary Stock shall be priced at 85% of the average stock price for the prior calendar quarter. Dividends on the Salary Stock shall be paid to Executive quarterly (on that date when dividends are paid to shareholders) as if the Salary Stock was issued prorata on a quarterly basis over the calendar year.

          Pursuant to the Prior Agreement, the Employers paid Executive a bonus in the amount of Ninety Three Thousand Dollars ($93,000) on March 9, 1999 covering the period from January 1, 1999 to March 9, 1999. Such amount shall be paid in restricted stock priced at 85% of the average stock price over such period.

          In addition to the Fixed Annual Salary, the Employers may pay Executive a discretionary bonus ("Bonus") on an annual basis; provided that for
                                  -----
the calendar year ending December 31, 1999 the Bonus shall be prorated to cover
the period from March 10 through December 31, 1999.   For the calendar year
ended December 31, 1999, Employers may pay Executive a Bonus in an amount no greater than Three Hundred Seventy Five Thousand Dollars ($375,000). The amount of Bonus for the calendar year ended December 31, 1999 paid to Executive shall be based on several factors at the discretion of the Employers which shall include the substantial achievement of the goals (e.g. completion of the recapitalization program, achieving stated FFO targets, etc.) set forth in that certain Business Plan dated as of July 9, 1999 and may include such other factors related to Executive's performance and that of the Company as the Board deems appropriate.

          For the Employers' years after 1999 the Employers may pay Executive a Bonus in an amount to be determined by the Board in their sole discretion (provided that so long as Executive's performance is satisfactory in accordance with criteria to be reasonably determined by the Board and the Executive and the Company performs at a level not less than the prior year, the Bonus shall be in an amount not less than the amount paid in the prior year [annualized]). For all calendar years beginning 2000 the Bonus shall be payable in cash.

         Executive and Employers agree that for the year ended December 31,
1999 the Bonus shall be paid in Company restricted stock (the "Bonus Stock").
                                                               -----------
Such Bonus Stock shall be priced at 85% of the average stock price over the prior calendar year. Dividends on the Bonus Stock shall be paid to Executive as if the Bonus Stock was issued prorata on a quarterly basis over the 1999 calendar year.

         4.  Expenses.  In accordance with the Employers' policies, the
             --------
Employers will promptly reimburse Executive for all reasonable travel and business expenses paid or incurred by Executive in the performance of his duties hereunder. The Employers shall promptly reimburse Executive for all reasonable expenses incurred by Executive with respect to professional memberships and continuing education upon evidence of receipt in accordance with the Employers' policies.

         5.  Long Term Incentive Compensation. As a further inducement to
             --------------------------------
Executive, the Company shall grant to Executive 225,000 restricted shares of the Company's common stock (the "Incentive Stock "). The Incentive Stock shall fully
                             ---------------
vest subject to the satisfaction of a two tiered vesting requirement. The first vesting requirement is that for each quarter's Incentive Stock to vest, the Company shall employ Executive on the last day of the calendar quarter in question ("Time Component"). The second vesting requirement is that at the end
           --------------
of each calendar year, upon the date that the Board of Directors determines the Bonus as set forth in paragraph 3 above, the Board shall make a similar determination as to the success of Executive and the Company in reaching corporate goals and based upon such determination the Board in its sole discretion shall approve the vesting of such amount of shares as it deems appropriate ("Performance Component"). The Incentive Stock shall be granted such
              ---------------------
that there shall always be 225,000 shares of Incentive Stock outstanding and unvested with respect to the Performance Component, even if they are vested with respect to the Time Component. As the Incentive Stock vests under the Time Component a similar increase in unvested Incentive Stock shall occur so that there shall always be 225,000 shares of Incentive Stock that is unvested. For example, at the end of the first quarter, provided the Time Component is satisfied, Executive shall be vested in 18,750 shares of Incentive Stock subject only to satisfaction of the Performance Component (thereby reducing the total amount of unvested Incentive Stock to 206,250 shares) and the amount of outstanding unvested Incentive Stock shall be increased by 18,750 shares to bring the total unvested amount back up to 225,000 shares.

         Dividends on the vested and unvested Incentive Stock shall be paid to Executive as follows on that date when dividends are paid to shareholders:

Executive shall be paid for each calendar year hereunder the dividends on 225, 000 shares irrespective of whether either the Performance Component or Time
Component for vesting is satisfied.   In each of the following years, Executive
shall receive the dividends on all Incentive

Stock deemed "vested" by the Board under the Time Component and Performance Component to date and on the then outstanding 225,000 shares of Incentive Stock.

For example, on October 20, 1999 (the anticipated date for payment of the third quarter dividend) Executive would be paid the following dividends relative to the Incentive Stock:

     Dividends on the then outstanding 225,000 shares

On April 20, 2000 (the anticipated date for payment of the first quarter dividend for 2000), assuming that the Board approved the vesting of 70,000 shares of Incentive Stock (i.e. the Board did not approve the full 75,000 available) relative to Executive's 1999 performance, Executive would be paid the following dividends relative to the Incentive Stock:

     Dividends on the then outstanding 225,000 shares
     Dividends on 70,000 fully vested shares

At no time shall Executive receive dividends on more than 225,000 shares of unvested Incentive Stock.

     The Company and Executive agree that in consideration of entering into this Agreement, the 300,000 stock options issued to Executive pursuant to the Prior Agreement are hereby cancelled and of no further force or effect.

     5.1.  Executive Benefits. During the Term of Employment, Executive shall be
           ------------------
entitled to the following benefits (collectively, the "Executive Benefits"):
                                                       ------------------

           (a) Executive shall be entitled to vacation benefits in accordance with the Employers' normal vacation policies but in no event less than a paid vacation of four (4) weeks each year. Such vacation shall be taken at such time or times during the applicable year as may be determined by Executive subject to the Employers' reasonable business needs.

           (b) Executive and his eligible dependents shall be included in group hospital, surgical, medical and dental benefit plans of the Employers in accordance with the Employers' policies.

           (c) Except as otherwise provided herein, Executive shall be entitled to participate in any profit-sharing, stock option, pension or other plans, benefits or policies generally available to other currently existing officers of the Employers' on the terms generally applicable to such officers, if and to the extent that Executive is eligible to participate in accordance with the provisions of any such plans or benefits, provided, however, that any
                                                   --------  -------
such benefits or plans are not duplicative of those provided in this Section 6. Nothing in this Section 6(c) is intended or shall be construed to require the Employers to institute any plan or benefits, or to maintain or refrain from amending or terminating any such existing plan or benefits.

               (d) The Employers shall provide Executive with an automobile allowance of $500 per month.

         6.  Allocation of Costs of Compensation and Benefits.  The obligation
             ------------------------------------------------
of the Employers to pay Executive the compensation and benefits provided under this Agreement shall be allocated between the Company and the Partnership based upon the amount of the services provided by Executive to each of them, as they shall agree from time to time, provided, however, that in the event of a default by the Employers in paying such compensation and benefits, the Employers shall be jointly and severally liable to Executive for such compensation and benefits.


         7.  Termination.
             -----------

             (a) The Employers shall have the right, at their election, to terminate the Term of Employment for "good cause" (defined below). Executive will have no right to any further Fixed Annual Salary from and after termination for "good cause," or to accrue any Executive Benefits thereafter. For purposes of this Agreement, the Employers shall have "good cause" to terminate Executive's employment hereunder upon a finding by the Board or the General Partner that Executive has (1) engaged in acts or omissions with respect to the Employers which constitute intentional misconduct which has a material adverse effect on the Company or Employers or a commission of a felony; (2) personally received a benefit in money, property or services from the Employers or from another person dealing with the Employers (in excess of de minimis amounts) in known violation of applicable law (which is not returned in kind or value); (3) breached his confidentiality covenant with the Employers which has a material adverse effect on the Company or Employers; (4) breached his fiduciary duty of loyalty to the Employers under applicable law; (5) failed to satisfactorily perform services for the Employers which have been reasonably requested of him by the Board or the General Partner and which are consistent with the terms of the Agreement; (6) failed to achieve the performance goals reasonably set forth for Executive from time to time; or (7) failed to otherwise comply with the terms of this Agreement; provided, however, that "good cause" shall not exist
                         --------  -------
with respect to items (5), (6), and (7) unless and until the Employers provide Executive with (a) at least sixty (60) days prior written notice of their intention to terminate his employment for good cause, and (b) a reasonable opportunity and a reasonable period of time to cure any curable acts or omissions on which the finding of good cause is based. If Executive cures such acts or omissions on which the finding of good cause is based during the sixty
(60) day period (or such reasonable time period thereafter provided Executive is diligently and in good faith pursuing such cure), the Employers shall not have good cause to terminate Executive's employment hereunder. Notwithstanding the forgoing, no notice prior to "good cause" termination shall be required from the Employers to Executive with respect to items (1) through (4). Should the Employers terminate the Term of Employment in accordance with the provisions of this Section 7(a) items (1) through (4), the Employers shall pay to Executive upon the date of termination only his Fixed Annual Salary through the date of termination and any bonus which Executive has been awarded as of the date of termination which has not yet been paid to him and any other vested benefits or rights. Should the Employers terminate the Term of Employment in accordance with the provisions of this Section 7(a) items (5) through (7), the Employers shall pay to Executive in cash upon the date of termination his Fixed Annual Salary through the date of termination which has not yet been paid to him, any other vested benefits and rights and an additional twelve (12) months Fixed Annual Salary.

          (b) Notwithstanding anything to the contrary contained in this Agreement, including Section 2, Executive's employment with the Employers is not for any specified term and may be terminated by the Employers at any time, for any reason, with or without cause, without liability except with respect to the payments provided for by this Section 7(b). Accordingly, the Employers shall have the right, at their election, to terminate the Term of Employment without "good cause," cause of any kind, or for any reason or no reason whatsoever, by giving Executive at least ninety (90) days written notice of their intention to terminate the Term of Employment. Should the Employers terminate the Term of Employment in accordance with the provisions of this Section 7(b), the Employers shall pay to Executive, in cash, not later than the effective date of such termination, a sum equal to any unpaid Fixed Annual Salary accrued to date as well as a pro rata portion of the prior calendar year's annual bonus and a sum in cash equivalent to one year of Executive's Fixed Annual Salary ($375,000 for the year ended December 31, 1999) and one year's Bonus (which for the year ended December 31, 1999 only shall not be discretionary and shall be fixed in the amount of $375,000 for the year ended December 31, 1999) In addition, any Options and Restricted Shares (either Incentive Stock, Bonus Stock or otherwise) then held by Executive shall immediately and fully vest without condition. All other benefits provided for in this Agreement and compensation payable under this Agreement shall cease on such date of termination of employment except to the extent accrued as of such date.

          (c) Executive shall have the right, at his election, to terminate the Term of Employment for "Employers' Material Breach," which shall consist of the Employers' failure or refusal to comply with a material term of this Agreement or for "Good Reason" (defined below). The Employers and Executive hereby agree that the following shall constitute a "failure or refusal to comply with a material term of this Agreement": the Employers' failure or refusal to comply with the provisions of Sections 3, 4, 5, or 6 hereof unless such failure or refusal to comply arises out of a bona fide dispute. In order to terminate the Term of Employment, Executive shall be required to give written notice specifying the claimed breach or Good Reason and the Employers shall have failed to correct the claimed breach or Good Reason, if the same is curable, or alter the objectionable pattern of conduct specified in the applicable written notice, thirty (30) days (ten (10) days in the case of a breach based upon non-payment of compensation due under this Agreement) or such reasonable time period thereafter provided the Company is diligently and in good faith pursuing such cure (however such additional time period shall not be applicable in the case of non-payment of compensation) after the receipt of the applicable notice. "Good Reason" shall mean (a) any removal of Executive from the offices of President, Chief Executive Officer or Chairman of the Board without cause and without Executive's prior written consent; (b) any material decrease in Executive's authority or responsibilities as Chief Executive Officer, President or Chairman of the Board of the Company without Executive's prior written consent; (c) if Executive is not elected by the Company's shareholders to serve as a member of the Board; (d) any attempt to terminate or avoid the indemnity obligations of the Company by the Company set forth in that certain Indemnity Agreement dated as of August 14, 1997 by and between the Executive and the Company (except as may be provided in said Indemnity Agreement); or (e) the occurrence of a "Change of Control"(as defined below). Should Executive terminate the Term of Employment due to Employers' Material Breach or for Good Reason in accordance with the provisions of this Section 7(c) the Employers shall pay to

Executive, in cash not later than the effective date of such termination, (a) any unpaid Fixed Annual Salary accrued to date as well as a pro rata portion of the prior calendar year's annual bonus and (b) a sum in cash equivalent to one year of Executive's Fixed Annual Salary ($375,000 for the calendar year ended December 31, 1999) and one year's Bonus (which shall not be discretionary and shall be fixed in the amount of $375,000 for the calendar year ended December 31, 1999). In addition, any Options and Restricted Stock (either Incentive Stock, Bonus Stock or otherwise) then held by Executive shall immediately and fully vest without condition. All other benefits provided for in this Agreement and compensation payable under this Agreement shall cease on such date of termination of employment except to the extent accrued as of such date.

          "Change of Control" shall mean an event as a result of which: (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended, (the "Exchange Act")) other than Prometheus
                                        ------------
Western Retail, LLC or LF Strategic Realty Investors L.P. or their affiliates (collectively, Lazard Entities") or any employee benefit plan maintained by the
               ---------------
Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person has the right to acquire, whether such right is exercisable immediately or only upon the passage of time), directly or indirectly, of more than 40% of the total voting power of the voting stock of the Company ; (2) the Company consolidates with or merges with or into another corporation or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any corporation consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting stock of the Company is changed into or exchanged for (x) voting stock of the surviving or transferee corporation or (y) cash, securities (whether or not including voting stock) or other property, and (B) the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 60% of the voting power of the voting stock of the surviving corporation immediately after such transaction; or (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of the Company (which individuals shall be deemed to include any "new" directors whose election or appointment by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election, appointment or nomination was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office; or (4) the Company is liquidated or dissolved or adopts a plan of liquidation.

          (d) Executive shall have the right, at his election, to terminate the Term of Employment for any or no reason, other than due to Employers' Material Breach or for Good Reason, by giving the Employers at least sixty (60) days written notice of his intention to terminate the Term of Employment. Should Executive terminate the Term of Employment in accordance with the provisions of this Section 7(d), the Employers shall pay to Executive only his Fixed Annual Salary through the date of termination and any bonus which Executive has been awarded as of the date of termination but which has not yet been paid to him.

          (e) The Term of Employment shall terminate automatically upon Executive's death or upon Executive's physical or mental disability or infirmity which, in the opinion of a competent physician selected by the Employers, renders Executive unable to perform his duties under this Agreement for more than 90 days in any 180 day period. Upon the termination of the Term of Employment in accordance with the provisions of this Section 7(e), the Employers shall pay to Executive (or, in the event of his death, his designated beneficiary or estate) his Fixed Annual Salary through the date of termination and any bonus which Executive might have been awarded as of the date of termination (based upon the prior year's bonus (or $375,000 if within the first year of the Term of Employment) but which has not yet been paid to him. In addition, the Employers' shall continue to pay to Executive (or, in the event of his death, his designated beneficiary or estate) his Fixed Annual Salary (and continue to provide health insurance benefits to the parties previously insured under Executive's policy) for a twelve (12) month period ending on the first anniversary of Executive's death or termination of employment by reason of disability.

          (f) Executive hereby acknowledges and agrees that all personal property and equipment furnished to or prepared by Executive in the course of or incident to his employment by the Employers belongs to the Employers and shall be promptly returned to the Employers immediately upon the termination of the Term of Employment. Upon the termination of the Term of Employment, Executive shall be deemed to have resigned from all offices and directorships then held with the Employers or any affiliate of the Employers.

     8.  Reserved.

     9.  Reserved.

     10. Mitigation. The Employers and Executive agree that Executive shall have
         ----------
no duty of Accordingly, the parties agree that any compensation earned by Executive after the date of his termination of employment hereunder shall not be used to offset any severance benefit payable pursuant to Section 7.

     11. Confidential Information. During the Term of Employment and for a one
         ------------------------
year period thereafter Executive agrees not to disclose to any person not employed by the Employers or any affiliated entity and not engaged to render services to the Employers or any affiliated entity any confidential information obtained while in the employ of the Employers; provided, however, that the
                                               --------  -------
restrictions contained herein shall not apply to information that (i) was in Executive's possession prior to any disclosure by the Employers, (ii) is or becomes generally available to the public other than as a result of disclosure by Executive in violation of this Agreement, (iii) is or becomes available to Executive on a non-confidential basis from a source other than the Employers or their representatives) which is not, to Executive's knowledge, prohibited from transmitting the information to Executive or his representatives by a contractual, legal, fiduciary or other obligation, (iv) was independently acquired or developed by Executive without violating Executive's obligations under this Agreement, or (v) is furnished to a third party by the Employers or any representative of the Employers without similar non-disclosure restrictions on the third party's use of such information. In addition, this Section 12 shall not preclude Executive from the use or disclosure of information known generally to the public or of information not considered confidential by the Employers or any affiliated entity or from making disclosures required by law or court order or to carry out Executive's duties hereunder.

     For purposes of this Agreement, the term "confidential information" shall include all information of any nature and in any form which is owned by the Employers and which is not publicly available or generally known to persons engaged in businesses similar to that of the Employers, including, but not limited to, research techniques; patents and patent applications; inventions and improvements, whether patentable or not; development projects; computer software and related documentation and materials; designs, practices, processes, methods, know-how and other facts related to sales, advertising, promotions, financial matters, customers, customer lists or customers' purchases of goods or services from the Employers; industry contracts; and all other secrets and information of a confidential and proprietary nature.

     12.  Insurance. During the term of this Agreement, the Company shall use
          ---------
its best efforts to maintain, at its expense, officers and directors fiduciary liability insurance that would cover Executive in an amount of no less than $15 million.

     13.  Disputes.  Any dispute or controversy arising under, out of, in
          --------
connection with or in relation to this Agreement shall, at the election and upon written demand of any party to this Agreement, be finally determined and settled by arbitration in Los Angeles, California, in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement (including the occurrence of an Employers' Material Breach), the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief that may be granted; provided, however, that neither party shall be
                            --------  -------
entitled to recover more than $100,000 from the other pursuant to this Section
13.

     14.  Binding on Successors. This Agreement shall be binding upon and inure
          ---------------------
to the benefit of the Employers, Executive and their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

     15.  Governing Law. This Agreement is being made and executed in and is
          -------------
intended to be performed in the State of California and shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of California, without regard to the conflict of laws principles thereof.

     16.  Validity.  The invalidity or unenforceability of any provision or
          --------
provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     17.  Notices. Any notice, request, claim, demand, document and other
          -------
communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

          (a) If to the Employers, addressed to the Employers' principal offices to the attention of General Counsel, at 3500 Sepulveda Blvd., Manhattan Beach, California 90266;

          (b) If to Executive, to him at the address set forth below under this signature; or at any other address, as any party shall have specified by notice in writing to the other parties.

     18.  Entire Agreement. As of the Effective Date, the terms of this
          ----------------
Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of Executive by the Employers and may not be contradicted by evidence of any prior or contemporaneous agreement. The Prior Agreement is hereby terminated as of the Effective Date (except for the obligation to pay that certain bonus as set forth in the Prior Agreement in paragraph 3 which became due and payable on March 9, 1999 and which remains unpaid as of the Effective Date). The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding to vary the terms of this Agreement.

     19.  Amendments; Waivers. This Agreement may not be modified, amended, or
          -------------------
terminated except by an instrument in writing and signed by Executive and the Employers.

     20.  No Effect on Other Contractual Rights. The provisions of this
          -------------------------------------
Agreement, and any other payment provided for hereunder shall not in any way diminish Executive's rights under any employee benefit plan, program or arrangement of the Employers to which he may be entitled as an employee of the Employers.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                              EXECUTIVE:

                              EDWARD D. FOX


                              ______________________________________________
                              Street Address


                              City

                              State

                              Zip

                              THE COMPANY:

                              CENTER TRUST, INC.,
                              a Maryland corporation

                              By:___________________________________________
                                Its:________________________________________


                              THE PARTNERSHIP:

                              CT OPERATING PARTNERSHIP, L.P.,
                              a California limited partnership

                              By:  CENTER TRUST, INC., a Maryland corporation


                                    By:_____________________________________
                                     Its:___________________________________

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